UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2021

SCHOLASTIC CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-19860	13-3385513
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

557 BROADWAY, NEW YORK, NEW YORK	10012
(Address of Principal Executive Offices)	(Zip Code)

(212) 343-6100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	SCHL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)    On July 18, 2021, Andrew S. Hedden tendered his resignation to the Board of Directors of the Registrant (the “Board”) as a director which was accepted. Mr. Hedden remains with the Registrant as Executive Vice President, General Counsel and Secretary.

(c)    On July 18, 2021, the Board appointed one of its members, Mr. Peter Warwick, to succeed M. Richard Robinson, Jr., who passed away on June 5, 2021, as Chief Executive Officer and President of the Registrant (principal executive officer). Mr. Warwick will continue to serve as a member of the Board. Mr. Warwick’s appointment (and his employment contract as Chief Executive Officer and President) will become effective on August 1, 2021 for a three year term.

Mr. Warwick has worked in the publishing and information industry for more than 35 years, having most recently served as the Chief People Officer of Thomson Reuters from 2012 until his retirement in 2018. Prior to that he was the Chief Operating Officer of the Professional division of Thomson Reuters and President and Chief Executive Officer of Thomson Reuters Legal. Mr. Warwick has also been President and Chief Executive Officer of Thomson Tax & Accounting and Chief Executive Officer of Thomson Legal & Regulatory Asia Pacific, where he was responsible for businesses in Australia, New Zealand, Hong Kong, Malaysia and Singapore. Prior to joining Thomson in 1998, he worked for twenty years in educational publishing at Pearson plc, including as Managing Director of Pitman Publishing, Deputy Chief Executive Officer of Longman and Chief Executive Officer of Pearson Professional. Mr. Warwick is 69 years of age. In selecting Mr. Warwick to succeed Mr. Robinson, the Board noted, among other things, his prior career as the chief executive officer of significant business units within Thomson Reuters and Pearson that the Board believes provides Mr. Warwick with the requisite experience and insights to serve as Chief Executive Officer of the Registrant, as well as his service as a Board member of the Registrant which has given him a strong knowledge of the Registrant’s business units and a deep understanding of and commitment to its core business mission.

In connection with his appointment as CEO and President, Mr. Warwick has entered into a three year employment agreement with the Registrant (the “Agreement”). The Agreement provides for an initial base annual salary of $1,000,0000, which may be increased but not decreased during the term, together with an annual cash discretionary bonus based on a target bonus opportunity of 125% of base salary and the level of satisfaction of performance criteria determined on an annual basis, provided that, in the case of the discretionary bonus in respect to the fiscal year ending May 31, 2022, a minimum cash discretionary bonus in the amount of $625,000 is guaranteed. The Agreement also provides for an initial equity award of $1.5 million under the Registrant’s 2011 Stock Incentive Plan (the “Plan”), which award is intended to be approved by the Registrant’s Human Resources and Compensation Committee (“HRCC”) at its meeting to be held on July 21, 2021, with an effective award grant date of August 1, 2021, in the form of restricted stock units (as to 75% of the award) and stock options to acquire common shares of the Registrant (as to 25% of the award). Each of these equity components vests over a three year period, subject to acceleration in the event of certain termination circumstances. In addition, Mr. Warwick will be entitled to receive an annual equity grant under the Plan (or any successor plan) in the form of performance-based restricted stock units with a target fair market value of $1 million per annum. The performance criteria will be established annually by the HRCC in consultation with Mr. Warwick. Vesting periods for these awards range from three to one years. Mr. Warwick will be entitled to twice the present value of his remaining base salary as severance in the event he is terminated by the Registrant without “Cause” (as defined in the Agreement) or leaves the employment of the Registrant for “Good Reason” (as defined in the Agreement) following a Change of Control of the Registrant. If Mr. Warwick’s employment with the Registrant is terminated due to his death or disability, he (or his estate) shall be entitled to receive the “Accrued Obligations” as defined in the Agreement. In addition, in either such case, any stock options or RSUs, to the extent then outstanding and unvested, will become fully vested and, in the case of stock options, fully exercisable. If Mr. Warwick is terminated without Cause or leaves the employment for Good Reason, he shall be entitled to receive the Accrued Obligations, a cash severance payment equal to the present value of his base salary through the Expiration Date of the Agreement, COBRA premium payments for health coverage for up to 18 months, accelerated vesting / exercisability of his RSUs and stock options and a partial year discretionary bonus provided that the applicable performance criteria for the period in question have been met.

During the term of the Agreement, Mr. Warwick shall be eligible for all employee benefits (including health insurance and 401(k) or other retirement plans, participation in the Registrant’s Management Stock Purchase Plan and Management Incentive Plan, etc.) in accordance with the Registrant’s standard benefit programs on terms not less favorable than those provided generally to other senior executives of the Registrant. The Agreement also contains other customary terms and conditions of senior executive employment agreements.

The foregoing description of the employment agreement is only a summary. The full terms and conditions of the Agreement, which is attached to this Report on Form 8-K as Exhibit 10.1, are incorporated herein by reference.

The Agreement was approved unanimously by the Board (with the recommendation of the members (other than Mr. Warwick) of the HRCC to the Board that it be approved), with Mr. Warwick recusing himself from the discussion of the Agreement and abstaining from the vote thereon.

There are no family relationships among Mr. Warwick and any directors or officers of the Registrant.

There have been no transactions nor are there any proposed transactions between the Registrant and Mr. Warwick that would require separate disclosure pursuant to Item 404(a) of Regulation S-K.

In view of the passing of M. Richard Robinson, Jr., on July 18, 2021 the Board authorized Kenneth Cleary, the Registrant’s Chief Financial Officer, to execute the Registrant’s Form 10-K for the fiscal year ended May 31, 2021 (and the accompanying required certifications under Section 302 and Section 906 of the Sarbanes Oxley Act) as both principal executive officer and principal financial officer.

(d)    On July 18, 2021, the directors elected by the holders of the Registrant’s Class A Shares (“Class A Directors”), in accordance with the Registrant’s by-laws, elected Mr. Robert Dumont as a Class A Director to fill the vacancy arising from Mr. Hedden’s resignation. Mr. Dumont is currently the principal at Robert Dumont PLLC, a NY-based boutique law firm specializing in tax and estate planning for international private clients. Mr. Dumont established his private practice after 30 years of experience with large organizations: first as a partner in Baker & McKenzie and then as the leader of Deloitte Tax LLP’s international private client practice. Mr. Dumont is an independent director for purposes of the Nasdaq corporate governance rules and Rule 10A-3 of the rules under the Securities Exchange Act of 1934, as amended.

On this same date, the Class A Directors also elected Ms. Iole Lucchese as a Class A Director to fill the vacancy arising from the passing of M. Richard Robinson, Jr. The Board further appointed Ms. Lucchese as Chair of the Board of Directors to succeed Mr. Robinson in that position. In addition to her new role as Chair of the Board, Ms. Lucchese will continue to serve the Registrant as Executive Vice President and Chief Strategy Officer and President of Scholastic Entertainment Inc. Ms. Lucchese has served in various senior management capacities with the Registrant for in excess of five years.

As an outside (non-employee) director Mr. Dumont will be entitled to receive an annual cash retainer (currently set at $75,000 for fiscal 2022) for his services. In addition, the Scholastic Corporation 2017 Outside Directors Stock Incentive Plan (the “2017 Plan”) provides for annual equity awards to the outside directors on the date of each annual meeting of stockholders. For fiscal 2021, stock options and restricted stock units were awarded to each outside director having a combined value of $90,000, with 60% of such value awarded as restricted stock units and 40% of such value awarded as stock options. The awards under the 2017 Plan for fiscal 2022 are expected to be determined by the Board at its meeting to be held on July 21, 2021. Pursuant to the terms of the 2017 Plan, the stock options and restricted stock units vest on the earlier of the first anniversary of the date of grant or the next annual meeting of stockholders following the date of grant. Under the terms of the Scholastic Corporation Directors’ Deferred Compensation Plan, outside directors are permitted to defer 50% or 100% of their cash retainers and other fees. Deferred amounts accrue interest at a rate equal to the 30-year United States Treasury bill rate, and are paid in cash upon the later of termination from Board service or the end of the deferral period, unless paid earlier due to death, disability, change-of-control of the Company or severe financial hardship. As an employee director, Ms. Lucchese does not participate in either the 2017 Plan or the Directors’ Deferred Compensation Plan.

Neither Ms. Lucchese nor Mr. Dumont has been appointed as a member of any committee. As customary, the current committee assignments will be reviewed at the time of the September 2021 Board meeting scheduled to take place immediately following the annual stockholders meeting on September 22, 2021.

There have been no transactions nor are there any proposed transactions between the Registrant and either (i) Ms. Lucchese or (ii) Mr. Dumont that would require separate disclosure pursuant to Item 404(a) of Regulation S-K.

(e)    The information set forth in response to Item 5.02(c) summarizing the employment contract between the Registrant and Peter Warwick and the full text of the employment agreement included as Exhibit 10.1 to this report are incorporated herein by reference.

Reference is made to the press release dated July 19, 2021, attached hereto as Exhibit 99.1, announcing the new Chief Executive Officer and new Board appointments.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Title of Exhibit

10.1.	Employment Agreement effective August 1, 2021 between Scholastic Corporation and Peter Warwick

99.1.	Press Release of the Registrant dated July 19, 2021 announcing new Chief Executive Officer and Board appointments

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on this 19th day of July, 2021.

SCHOLASTIC CORPORATION

By:	/s/ Andrew S. Hedden
Name:	Andrew S. Hedden
Title:	Executive Vice President, General Counsel and Secretary